Exhibit 5.1

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

August 17, 2010	direct dial 404 815 6051 direct fax 404 541 3188 DEaton@KilpatrickStockton.com

AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

AGL Capital Corporation

2325-B Renaissance Drive

Las Vegas, Nevada 89119

AGL Capital Trust II

c/o AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

Re:	AGL Resources Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AGL Resources Inc. (the “Company”), a Georgia corporation, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, by the Company, AGL Capital Corporation, a Nevada corporation (“AGL Capital”) and AGL Capital Trust II, a Delaware statutory business trust (the “Trust”).

The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the offering from time to time, together or separately and in one or more series (if applicable), of (1) one or more series of debt securities, which may be issued by AGL Capital (the “Debt Securities”), pursuant to an Indenture dated as of February 20, 2001 by and among the Company, AGL Capital and The Bank of New York, as trustee (the “Debt Securities Indenture”), (2) common stock, $5.00 par value per share, which may be issued by the Company (the “Common Stock”), (3) preferred stock of the Company, which may be issued by the Company (“Preferred Stock”), (4) trust preferred securities (“Trust Preferred Securities”) which may be issued by the Trust pursuant to an Amended and Restated Trust Agreement, by and among AGL Capital, as sponsor, The Bank of New York Mellon, as property trustee, The Bank of New York Mellon (Delaware), as Delaware Trustee and

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August 17, 2010

the Administrative Trustees named therein (the “Trust Agreement”), (5) junior subordinated debentures (the “Debentures”), which may be issued by AGL Capital pursuant to an Indenture by and among AGL Capital and The Bank of New York as trustee (the “Debenture Indenture”), (6) purchase contracts for the purchase and sale of debt or equity securities (the “Purchase Contracts”), which may be issued by the Company or AGL Capital, (7) warrants to purchase debt or equity or other rights (the “Warrants”), which may be issued by the Company or AGL Capital, (8) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Preferred Stock or Common Stock or any combination thereof (the “Units” and collectively, with the Debt Securities, Common Stock, Preferred Stock, Debentures, Purchase Contracts and Warrants, the “Securities”), which may be issued by the Company or AGL Capital, (9) the Company’s Guarantee with respect to the Trust Preferred Securities (the “Trust Preferred Securities Guarantee”), (10) the Company’s Guarantee with respect to the Debentures, pursuant to the Trust Preferred Indenture (the “Debenture Guarantee”), (11) the Company’s Guarantee with respect to the Debt Securities, pursuant to the Debt Securities Indenture (the “Debt Securities Guarantee”), (12) the Company’s Guarantee with respect to AGL Capital’s issuance of Purchase Contracts (the “Purchase Contract Guarantee”), (13) the Company’s Guarantee with respect to AGL Capital’s issuance of Warrants (the “Warrant Guarantee”), and (14) the Company’s Guarantee with respect to AGL Capital’s issuance of Units (the “Unit Guarantee” and collectively, with the Trust Preferred Securities Guarantee, the Debenture Guarantee, the Debt Securities Guarantee, the Purchase Contract Guarantee and the Warrant Guarantee, the “Guarantees”).

In our capacity as counsel to the Company, we have examined the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) an indenture has been duly authorized, executed and delivered by an applicable trustee and constitutes the legally valid and binding obligation of such trustee, enforceable against such trustee in

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August 17, 2010

accordance with its terms; (iv) any applicable trustee is in compliance, generally and with respect to acting as a trustee under an indenture, with all applicable laws and regulations; and (v) any applicable trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under an indenture.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable financial institution identified therein as warrant agent (a “Warrant Agent”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Warrant Agent is duly qualified to engage in the activities contemplated by a warrant agreement entered into by the Company, AGL Capital and a Warrant Agent (a “Warrant Agreement”); (iii) a Warrant Agreement has been duly authorized, executed and delivered by an applicable Warrant Agent and constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) any applicable Warrant Agent is in compliance, generally and with respect to acting as a trustee under a Warrant Agreement, with all applicable laws and regulations; and (v) any applicable Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under a Warrant Agreement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Common Stock, when (i) the Board of Directors of the Company, or a duly constituted committee of the Board of Directors to which authority therefore has been lawfully delegated (an “Authorized Committee”), has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of the Common Stock, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration equal to at least the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. The Preferred Stock, when (i) the Board of Directors or an Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of the Preferred Stock, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration equal to at least the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolution, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

AGL Resources Inc.

August 17, 2010

3. The Purchase Contracts of the Company issuable pursuant to the Registration Statement, when (i) the Board of Directors or an Authorized Committee of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (iii) such Purchase Contracts have been duly executed and delivered by the Company, and (iv) certificates, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable purchase contract agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

4. The Warrants of the Company issuable pursuant to the Registration Statement, when (i) the Board of Directors or an Authorized Committee of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Warrants and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (iii) the Warrant Agreement(s) relating to the Warrants have been duly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iv) certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors or an Authorized Committee of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

5. The Units of the Company issuable pursuant to the Registration Statement, when (i) the Board of Directors or an Authorized Committee of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (iii) the Units have been, if required, duly executed and delivered by the Company, and (iv) certificates, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors or an Authorized Committee of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

6. The Guarantees of the Company issuable pursuant to the Registration Statement, when (i) the Board of Directors or an Authorized Committee of the Company has taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) the Guarantees or guarantee agreements relating to the Guarantees have been duly executed and delivered by the Company and any guarantee trustee in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors or an Authorized Committee of the Company upon payment of any consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company.

AGL Resources Inc.

August 17, 2010

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability of contractual provisions providing for choice of governing law; (iv) the unenforceability of provisions purporting to waive certain rights of guarantors; (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vi) the unenforceability of provisions purporting to require arbitration of disputes, and (vii) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the laws of the State of Georgia. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Securities and Exchange Commission (the “Commission”). We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK STOCKTON LLP

By:	/s/ David M. Eaton
David M. Eaton, a Partner